UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2011

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective July 12, 2011, Qingjie Zhao resigned as Chief Executive Officer and President of Wonder Auto Technology, Inc. (the “Company”).  Also on July 12, 2011, Meirong Yuan resigned as Chief Financial Officer of the Company.

On July 12, 2011, the Company announced that Qingdong Zeng, the Company’s Chief Strategy Officer, has been appointed acting Chief Executive Officer.  Mr. Zeng and will serve in this positions until such time the Company appoints his respective successor.

Safe Harbor Statement

This current report on Form 8-K includes certain statements that are not descriptions of historical facts, but are forward-looking statements.  Such statements include, among other things, statements regarding the impact of the Nasdaq Letter on the listing and trading of the Company’s common stock on Nasdaq; statements relating to the Company’s expectations regarding the market for its automotive products; the Company’s expectations regarding the continued growth of the automotive industry; the Company’s beliefs regarding the competitiveness of its automotive products; the Company’s expectations regarding the expansion of its manufacturing capacity; the Company’s expectations with respect to increased revenue and earnings growth and its ability to increase production volumes; the Company’s future business development, results of operations and financial condition; competition from other manufacturers of automotive electrical products; the Company’s ability to integrate acquired subsidiaries and operations into existing operations; market conditions affecting the Company’s equity capital; the Company’s ability to successfully implement its selective acquisition strategy and changes in general economic conditions. Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “expect,” “may,” “should,” “anticipate,” “future,” “intend,” “is/are likely to,” “proposed,” “estimate” or similar expressions. Such information is based upon assumptions and expectations of the Company’s management that were reasonable when made but may prove to be incorrect. All of such assumptions and expectations are inherently subject to uncertainties and contingencies beyond the Company’s control and based upon premises with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company’s most recent Quarterly Reports on 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and the Company’s subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov. All information provided in this current report and in the attachments is as of the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: July 15, 2011

/s/ Qingdong Zeng
Chief Executive Officer